                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.  20549

                                       FORM 8-K

                        RELATING TO ADOPTION OF A RIGHTS PLAN

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported):  June 17, 1999

                            ADAPTIVE BROADBAND CORPORATION
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)



              000-7428                                 94-1668412
       (Commission File No.)                (IRS Employer Identification No.)



                                 1143 BORREGAS AVENUE
                             SUNNYVALE, CALIFORNIA 94089
                (Address of principal executive offices and zip code)



          Registrant's telephone number, including area code: (408) 732-4000



                                  ------------------
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ITEM 5.   OTHER EVENTS.

     On June 17, 1999, the Board of Directors of ADAPTIVE BROADBAND CORPORATION (the "Company") approved the adoption of a Share Purchase Rights Plan (the "1999 Plan"). The 1999 Plan replaces the Rights Agreement adopted by the Board of Directors in 1989 (the "1989 Plan"), which expires on July 26, 1999, and shall be effective upon expiration of the 1989 Plan. The 1999 Plan has a term of approximately three years, compared with a 10-year term for the 1989 Plan.
Terms of the 1999 Plan provide for a dividend distribution of one common share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share (the "Common Shares"), of the Company. The dividend is payable on July 26, 1999 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share at an initial exercise price of $80.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of July 21, 1999 entered into between the Company and BankBoston, N.A., as rights agent (the "Rights Agent").

     The Company currently intends to seek stockholder approval at its 1999 Annual Meeting for an amendment to its certificate of incorporation that would require the Company to redeem or otherwise render the 1999 Plan inapplicable if the Company receives certain types of offers to purchase the Company (the "Stockholder Referendum"). The 1999 Plan was, and the Stockholder Referendum will be, the result of in depth consideration by the Board of Directors, in consultation with its legal and financial advisors, with the goal of adopting provisions that are consistent with the Company's corporate governance policy of seeking stockholder input as appropriate regarding corporate decisions. Information about the Stockholder Referendum will be contained in the Company's definitive proxy statement to be filed with the SEC.

     Initially, the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates, as defined, will be distributed. Until the earlier to occur of
(i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of the Summary of Rights, which is included in the Rights Agreement as Exhibit B thereof (the "Summary of Rights").

     Until the Distribution Date, the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such


                                          1.
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notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 30, 2002 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     In lieu of issuing Common Shares upon exercise of the Rights, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to (and, in the event that there are not sufficient treasury shares and authorized but unissued Common Shares to permit the exercise in full of the Rights), take all such action as may be necessary to authorize, issue or pay, cash (including by way of a reduction of the Purchase Price), property, preferred stock of the Company, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable.

     The Purchase Price payable, and the number of Common Shares, cash, property, preferred stock of the Company, other securities or any combination thereof substituted therefor, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue preferred stock of the Company, other securities, property, cash or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

     Generally, under the Plan, an "Acquiring Person" shall not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of


                                          2.

the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan or (v) any person who or which has received the approval of the Board of Directors to become the beneficial owner of 20% or more of the Common Shares. In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of the Common Shares then outstanding if the person follows the procedures specified in the Rights Agreement, including notification to the Board of Directors and divestiture of Common Shares beneficially owned in excess of 3,000,000 shares.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (or, at the election of the Company, the Company may issue cash, property, preferred stock of the Company, other securities or any combination thereof substituted therefor in exchange for the Rights), subject to adjustment.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued.

     At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


                                          3.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be amended to permit such acquisition or redeemed by the Company at $0.01 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or (ii) the final expiration date of the rights.










                                          4.
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ITEM 7.   EXHIBITS.

     99.1     Press Release, dated as of June 24, 1999 entitled "Adaptive
              Broadband Corporation Adopts New Three-Year Stockholder Rights
              Plan; Will Propose Stockholder-Friendly, Chewable Provision For
              Plan At Regularly Scheduled Stockholder Meeting In October."

     99.2     Rights Agreement dated as of July 21, 1999 among Adaptive
              Broadband Corporation and BankBoston, N.A.

     99.3     Form of Rights Certificate.




                                          5.

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ADAPTIVE BROADBAND CORPORATION

Dated:  July 21, 1999                   By:    /s/  Donna S. Birks
                                           -------------------------------------
                                             Donna S. Birks
                                             Executive Vice President and
                                             Chief Financial Officer










                                          6.

                                  INDEX TO EXHIBITS

     99.1     Press Release, dated as of June 24, 1999 entitled "Adaptive
              Broadband Corporation Adopts New Three-Year Stockholder Rights
              Plan; Will Propose Stockholder-Friendly, Chewable Provision For
              Plan At Regularly Scheduled Stockholder Meeting In October."

     99.2     Rights Agreement dated as of July 21, 1999 among Adaptive
              Broadband Corporation and BankBoston, N.A.

     99.3     Form of Rights Certificate.






                                          7.